Exhibit 10.44

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 27, 2021 (the “Signing Date”), by and among BLUE STAR FOODS CORP., a Delaware corporation (the “Purchaser”), TASTE OF BC AQUAFARMS INC., a corporation formed pursuant to the laws of the Province of British Columbia, Canada (the “Company”), and STEVE ATKINSON and JANET ATKINSON (each, a “Seller” and, together, the “Sellers”).

WITNESSETH:

WHEREAS, the Sellers own all of the issued and outstanding capital stock of the Company (each, a “TOBC Share” and, collectively, the “TOBC Shares”); and

WHEREAS, the Purchaser desires to acquire from the Sellers, and the Sellers desire to sell to the Purchaser, the TOBC Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto (each, a “Party” and, collectively, the “Parties”) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

(a) “Action” means any administrative, regulatory, judicial or other proceeding by or before any Governmental Authority or arbitrator.

(b) Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

(c) “Business Day” means a day on which banks are open for business in Nanaimo, British Columbia.

(d) “Claims” means any and all claims, demands or causes of action, relating to or resulting from an Action.

(e) “Contract” means any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral.

(f) “Employees” means individuals who provide employment, or employment-type services, to the Company, or the Purchaser, as of the date hereof, other than any such individuals who cease such employment prior to the Closing, but including any such individuals hired after the date hereof and prior to the Closing.

(g) “Employee Benefit Plan” means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any Employee, or Former Employee, officer or director of the Company, or the Purchaser, or any beneficiary or dependent thereof that is sponsored or maintained by the Company, or the Purchaser, or contribute or are obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

(h) “Employment Agreement” means a written Contract or offer letter with or addressed to any Employee, or Former Employee, pursuant to which the Company or the Purchaser shall, directly or indirectly, have any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

(i) “Encumbrances” means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

(j) “Former Employee” means individuals who, prior to the Closing, provided employment, or employment-type services, to the Company, or the Purchaser.

(k) “GAAP” means United States generally accepted accounting principles.

(l) “Governmental Authority” means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

(m) “Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for money borrowed; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with applicable accounting standards, as consistently applied by such Person, and (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (i) through (v) current accounts payable, trade payables and accrued liabilities incurred in the ordinary course of business.

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(n) “IRS” means the Internal Revenue Service of the United States.

(o) “Laws” means all United States or state, or Canadian or provincial, or local or foreign laws, constitutions, statutes, codes, rules, regulations, ordinances, executive orders, decrees or edicts by a Governmental Authority having the force of law.

(p) “Liabilities” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

(q) “Material Adverse Effect” means, with respect to a Person, any change, effect, event, occurrence or state of facts which would reasonably be expected to be materially adverse to the business, operations or financial condition of such Person, and its Subsidiaries, taken as a whole, or on the ability of such Person to consummate the transactions contemplated by this Agreement, other than any change, effect, event, occurrence or state of facts (i) that is generally applicable in the economies of the United States or Canada, (ii) that is generally applicable in the United States securities markets, (iii) generally affecting the industry in which the Person operates, (iv) arising from or related to an act of international terrorism, or (v) relating to the announcement or disclosure of this Agreement and the transactions contemplated hereby.

(r) “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or Governmental Authority.

(s) “Required Consents” means, collectively, (i) each consent or novation with respect to any material Contract to which the Purchaser or the Company is a party or by which any of its assets are bound required to be obtained from the other parties thereto by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid the invalidity of the transfer of such Contract, the termination or acceleration thereof, giving rise to any obligation to make a payment thereunder or to any increased, additional or guaranteed rights of any person thereunder, a breach or default thereunder or any other change or modification to the terms thereof, and (ii) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required from any third party or Governmental Authority by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(t) “SEC” means the U.S. Securities and Exchange Commission.

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(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Subsidiaries” of any entity means, at any date, any Person (a) the accounts of which would be consolidated with those of the applicable entity in such entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) of which securities or other ownership interests representing more than fifty percent (50%) of the equity, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

(w) “Tax” means any federal, state, provincial, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, lease, lease use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

(x) “Tax Benefit” means the Tax effect of any item of loss, deduction or credit or any other item (including increases in Tax basis) which decreases Taxes paid or required to be paid, including any interest with respect thereto or interest that would have been payable but for such item.

(y) “Tax Returns” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of Taxes.

(z) “Taxing Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

Section 1.2 References and Title. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any section or subdivision are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this Section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neutral genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

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ARTICLE II

PURCHASE AND SALE OF TOBC SHARES

Section 2.1 Purchase and Sale of TOBC Shares. Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, at the Closing, the Sellers shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, all of the Sellers’ right, title and interest in and to the TOBC Shares, free and clear of any Encumbrance, such TOBC Shares constituting one hundred percent (100%) of the Company’s outstanding capital stock.

Section 2.2 Purchase Price. Subject to the adjustments described in Section 2.6 hereof, the purchase price for the TOBC Shares (the “Purchase Price”) shall be an aggregate of CAD$4,000,000, payable by the Purchaser to the Sellers at Closing, as follows:

(a) An aggregate of CAD$1,000,000 of the Purchase Price shall be paid in cash by the Purchaser to the Sellers’ solicitors, in trust for the Sellers (the “Cash Amount”), by bank wire transfer of immediately available funds to an account, or accounts, specified by the Sellers’ solicitors, with each Seller to receive a pro rata portion of the Cash Amount based upon the total number of TOBC Shares held by such Seller;

(b) An aggregate of CAD$200,000 of the Purchase Price shall be paid by the Purchaser’s issuance and delivery to each of the Sellers of a promissory note, without interest, with a maturity date of November 30, 2021, in form and substance to be approved by the Sellers, such approval not to be unreasonably withheld (each, a “Note” and collectively, the “Notes”), with the principal amount of each Seller’s Note to be determined based upon such Seller’s pro rata portion of the TOBC Shares, and be secured by way of a Guarantee given by the Company (the “Guarantee”) and a General Security Agreement creating a security interest over certain of the assets of the Company (the “GSA”), to be registered with the British Columbia Personal Property Security Register, each in form and substance to be approved by the Sellers, such approval not to be unreasonably withheld; and

(c) An aggregate of CAD$2,800,000 of the Purchase Price shall be paid by the Purchaser’s issuance and delivery to the Sellers of such number of shares (each, a “Blue Star Share” and, collectively, the “Blue Star Shares”) of the Purchaser’s common stock, par value $0.0001 per share (“Common Stock”), as is calculated based on the volume weighted average price of a share of the Purchaser’s Common Stock on the OTC Markets for the period commencing on April 28, 2020, the date the Purchaser’s Common Stock started trading on the OTC Markets, and continuing through the Closing Date (as defined below), with each Seller receiving a pro rata portion of the Blue Star Shares based upon the total number of TOBC Shares held by such Seller; provided, however, that the price used to determine the number of Blue Star Shares to be issued to the Sellers shall not be less than USD$2.00 or more than USD$2.30.

Section 2.3 Closing. The closing (the “Closing”) of the acquisition of the TOBC Shares by the Purchaser in consideration of the Purchase Price (the “Transaction”) shall occur at the offices of The Crone Law Group, P.C., counsel for the Purchaser, on the date on which all of the conditions and obligations of the Parties hereto, as set forth in Article 8 of this Agreement, shall have been substantially satisfied in all material respects, or otherwise duly waived, or at such other place and date as the Purchaser and the Sellers may hereafter agree upon in writing (such date and time of the Closing being referred to herein as the “Closing Date”).

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Section 2.4 Deliveries by the Purchaser. At or prior to the Closing, the Purchaser shall deliver to the Sellers, or a duly appointed representative of the Sellers, the following:

(a) The Cash Amount;

(b) The Notes, Guarantee and GSA;

(c) Stock certificates representing the Blue Star Shares, or an irrevocable instruction letter executed by the Purchaser instructing the Purchaser’s transfer agent to issue the Blue Star Shares to the respective Sellers;

(d) The Purchaser’s signed signature page to the Atkinson Employment Agreement (as defined in Section 7.7 hereof);

(e) The certificates described in Sections 8.1(a) and 8.1(b);

(f) A good standing certificate of the Purchaser, dated not more than five (5) Business Days prior to the Closing Date; and

(g) Such other documents and instruments as are reasonably requested by the Sellers.

Section 2.5 Deliveries by the Sellers and the Company. At or prior to the Closing, the Sellers and/or the Company, as applicable, shall deliver to the Purchaser the following:

(a) Stock certificates representing the TOBC Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, or other instruments of transfer in form and substance reasonably satisfactory to the Purchaser;

(b) Any Required Consents, including those listed on Schedule 6.3; provided, however, that, the Purchaser acknowledges and agrees that it shall be solely responsible to obtain the Required Consents listed in Schedule 6.3 or otherwise satisfy itself as to those Required Consents listed in Schedule 6.3 on or before the Closing Date;

(c) The certificates described in Sections 8.2(a) and 8.2(b);

(d) Ben Atkinson’s signed signature page to the Atkinson Employment Agreement (as defined in Section 7.7 hereof);

(e) The signed Non-Competition Agreements (as defined in Section 7.8 hereof);

(f) A legal opinion from the Company’s counsel, dated as of the Closing Date, in such form as is agreed to by the parties;

(g) Any assignments required to assign the Company Intellectual Property; and

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(h) Such other documents and instruments as are reasonably requested by the Purchaser.

Section 2.6 Working Capital and Closing Financial Statements.

(a) In this section:

(i) “Target Working Capital” means CAD$50,000.00; and

(ii) “Working Capital” means cash on hand, funds in the Company bank accounts and account receivables (exclusive of any Tax Refunds (as defined below) for the period prior to the Closing Date) minus current liabilities of the Company (exclusive of loan obligations listed in Schedule 6.18).

(b) Closing Date Financial statements (the “Closing Financial Statements”) of the Company are to be prepared and delivered to the Purchaser by the Sellers, at the Sellers’ sole cost and expense, within sixty (60) days after the Closing Date, and shall include a calculation of the Working Capital as at the Closing Date (the “Closing Working Capital”). The costs of preparing the Closing Financial Statements and related change of control returns will be borne by the Sellers. The Closing Financial Statements shall be prepared on a consistent basis with the Company’s prior years’ financial statements and shall include all customary accruals. It is understood that the Sellers and the Purchaser and their accountants shall have full access to the working papers and books and records of the Company during the preparation of, and related to, the Closing Financial Statements.

(c) The Purchaser shall provide written notice (“Notice”) to the Sellers within thirty (30) days following the date of receipt of the Closing Financial Statements as to whether or not the Purchaser agrees with such Closing Financial Statements. If the Purchaser fails to give a Notice to the Sellers within such thirty (30) day period, the Purchaser shall be deemed to agree with the Closing Financial Statements. If the Purchaser agrees or is deemed to agree with the Closing Financial Statements, the Parties shall promptly proceed with the adjustments to the Purchase Price as provided in section 2.6(e), if any.

(d) If the Purchaser gives Notice to the Sellers in accordance with Section 2.6(c) that the Purchaser disagrees with any item in the Closing Financial Statements, the Purchaser shall set forth in detail the particulars of such disagreement in the Notice. The Purchaser and Sellers shall then use reasonable efforts to resolve such disagreement within a period of ten (10) Business Days following the giving of such notice. If the matter is not resolved by the end of such period of ten (10) Business Days, then such disagreement shall be submitted to such independent chartered professional accounting firm as the Purchaser and the Sellers may agree, acting reasonably (the “Auditor”). Should the parties be unable to agree on the Auditor, the Auditor shall be determined by Court Order. The Auditor shall, as promptly as practicable (but in any event within sixty (60) days following its appointment), make a determination of the Closing Working Capital based solely on written representations submitted by the Purchaser and the Sellers to the Auditor. The decision of the Auditor as to the Closing Working Capital shall be final and binding upon the Parties and shall constitute the Closing Working Capital for the purposes of this Agreement. After the determination of the Closing Working Capital by the Auditor, the Parties agree that they shall promptly proceed with the adjustments to the Purchase Price, if any, as provided for in Section 2.6(e) of this Agreement. The Party against whom the Auditor resolved the dispute shall pay the fees and expenses of the Auditor.

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(e) The Purchase Price shall be adjusted as follows:

(i) if the amount of the Closing Working Capital is greater than the Target Working Capital, then the Purchaser shall pay to the Sellers an amount equal to such excess as an adjustment to the Purchase Price, which excess shall be paid by the Purchaser to the Sellers; or

(ii) if the amount of the Closing Working Capital is less than the Target Working Capital, then the Sellers shall pay to the Purchaser the amount of such shortfall as an adjustment to the Purchase Price, and the payment by the Sellers of any such shortfall shall be satisfied by the Sellers by paying to the Purchaser the amount of the shortfall.

(iii) Notwithstanding, subsections 2.6(e)(i) and (ii), the parties hereto agree that no purchase price adjustments will be made pursuant to this section if the Closing Working Capital is determined to be within $5,000.00 of the Target Working Capital.

(f) Any payments to be made in cash pursuant to Section 2.6(e) shall be made by the Purchaser or the Sellers, as the case may be, on or before the fifth (5th) Business Day after:

(i) the date of any Notice given by the Purchaser under Section 2.6(c) that the Purchaser agrees with the Closing Financial Statements or if no Notice is given, the expiry of the thirty (30) day period referred to in Section 2.6(c); or

(ii) where the Notice given by the Purchaser under Section 2.6(c) indicates that the Purchaser does not agree with the Closing Financial Statements, the date of such agreement, or, failing agreement, the date of any final determination of the Closing Working Capital by the Auditor.

Section 2.7 Prior Years Tax Refunds and SR&ED Claims. Any Company tax refunds and/or Scientific Research and Experimental Development Tax claims received in cash by the Company after Closing, but related to periods prior to the Closing Date (the “Tax Refunds”), will be paid by the Company to the Sellers by way of employment/management bonus or director remuneration, as determined by the Sellers acting reasonably, on the following timelines:

(a) any Tax Refunds received in cash by the Company on or before December 31, 2021, will be paid within the month of January 2022; and

(b) any Tax Refunds received in cash by the Company on or after January 1, 2022 will be paid within ten (10) Business Days of receipt.

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Section 2.8 Further Assurances. From time to time, as and when reasonably requested by a Party hereto, the other Parties hereto shall execute and deliver all such other instruments and shall take further actions as such requesting Party reasonably may deem necessary in order to confirm or record or otherwise effectuate the purchase and sale of the TOBC Shares and the issuance of the Blue Star Shares.

ARTICLE III

THE BLUE STAR SHARES

Section 3.1 Blue Star Shares. The aggregate number of Blue Star Shares to be issued to the Sellers by the Purchaser shall be calculated based on the volume weighted average price of a share of the Purchaser’s Common Stock on the OTC Markets for the period commencing on April 28, 2020, the date the Purchaser’s Common Stock started trading on the OTC Markets, and continuing through the Closing Date, with each Seller receiving a pro rata portion of the Blue Star Shares based upon the total number of TOBC Shares held by such Seller; provided, however, that the price used to determine the number of Blue Star Shares to be issued to the Sellers shall not be less than USD$2.00 or more than USD$2.30. The Blue Star Shares issued upon the Closing shall be deemed to have been issued in full satisfaction of all rights of each of the respective security holders of the Company pertaining to their rights in and to their respective TOBC Shares. The holders of certificates formerly representing shares TOBC Shares shall cease to have any rights as shareholders of the Company.

Section 3.2 Registration Exemption. It is intended that the Blue Star Shares to be issued pursuant to this Agreement will be issued pursuant to Section 4(a)(2) of the Securities Act and, therefore, shall not require registration under the Securities Act or any relevant state Law.

Section 3.3 Restrictive Legends. Certificates evidencing the Blue Star Shares issued pursuant to this Agreement shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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Section 3.4 Subsidiary of the Purchaser. Effective as of the Closing, and by virtue of the Transaction, the Company shall be a wholly owned subsidiary of the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated herein, the Purchaser represents and warrants to the Company and the Sellers, as follows:

Section 4.1 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

Section 4.2 Corporate Power and Authority. The Purchaser has all requisite power and authority to enter into and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and no other action or corporate proceeding on the part of the Purchaser is necessary to authorize the execution, delivery, and performance by the Purchaser of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

Section 4.3 Conflicts; Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement or the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) conflict with, or result in a breach of any provision of, the organizational documents of the Purchaser;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser or the Blue Star Shares under any of the terms, conditions or provisions of (i) the organizational documents of the Purchaser, (ii) any Contract to which the Purchaser is a party or to which any of its properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (iii) any permit, registration, approval, license or other authorization or filing to which the Purchaser is subject or to which any of its properties or assets may be subject;

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(c) except as set forth on Schedule 4.3 require any action, consent or approval of any non-governmental third party, other than the consent of the Purchaser’s board of directors;

(d) violate any order, writ, or injunction, or any material decree, or material Law applicable to the Purchaser or any of its, business, properties, or assets; or

(e) require any action, consent or approval of, or review by, or registration or filing by the Purchaser with any Governmental Authority, other than the filing of a Current Report on Form 8-K by the Purchaser regarding the consummation of the transactions contemplated hereby.

Section 4.4 Blue Star Shares. As of the Closing, all of the Blue Star Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Sellers of the certificates representing the Blue Star Shares, the Sellers will acquire good and valid title to such Blue Star Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

Section 4.5 No Material Adverse Effect. As of the date of this Agreement, (a) the Purchaser has (i) maintained its books and records in accordance with past accounting practice, and (ii) used all reasonable commercial efforts to preserve intact the assets and the business organization and operations of the Purchaser, to keep available the services of its employees and to preserve its relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom the Purchaser have business relations, (b) no Material Adverse Effect on the Purchaser has occurred, and (c) there has been no event, occurrence or development that has had, or would reasonably be expected to have, a Material Adverse Effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

Section 4.6 Compliance with Law. The Purchaser and each of its officers, directors, employees and agents has complied in all material respects with all Laws applicable to the Purchaser and its operations. Neither the Purchaser nor any of its officers, directors or agents has received any notice from any Governmental Authority that the Purchaser has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

Section 4.7 Litigation. There is no Action pending or threatened against the Purchaser or any of its officers or directors in each case that (a) relates to the Purchaser, its assets or its business, or (b) as of the date hereof, seeks, or could reasonably be expected, to prohibit or restrain the ability of the Purchaser to enter into this Agreement or to consummate any of the transactions contemplated hereby. There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against the Purchaser.

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Section 4.8 Permits; Compliance. The Purchaser is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as it will be conducted through to the Closing (collectively, the “Purchaser Permits”). There is no Action pending, or to the Purchaser’s knowledge, threatened, regarding any of the Purchaser Permits and each such Purchaser Permit is in full force and effect. The Purchaser is not in conflict with, or in material default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Purchaser Permits.

Section 4.9 SEC Reports; Financial Statements. The Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The financial statements of the Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.10 No Brokers or Finders. Except as set forth on Schedule 4.10, the Purchaser has not, nor have any of its Affiliates, employed any broker or finder or incurred any liability for any brokerage or finder’s fee or commissions or similar payment in connection with the transactions contemplated herein, and no Person has or will have any right, interest or valid claim against or upon the Purchaser, the Sellers, the Company or its or their Affiliates for any such fee or commission.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, each Seller jointly and severally represents and warrants to the Purchaser as follows:

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Section 5.1 Power and Authority. Each Seller has all requisite power and authority, corporate or otherwise, to enter into and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents by each Seller and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other action or proceeding on the part of such Seller is necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the Transaction Documents and the consummation by such Seller of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by each Seller and constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with their respective terms.

Section 5.2 Conflicts; Consents and Approvals. Except as set forth on Schedule 6.3, neither the execution and delivery by each Seller of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) conflict with, or result in a breach of any provision of, the organizational documents of each Seller which is an entity;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the organizational documents of the Company, (ii) any Contract to which such Seller is a party or to which any of its respective properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (iii) any permit, registration, approval, license or other authorization or filing to which such Seller is subject or to which any of its properties or assets may be subject;

(c) require any action, consent or approval of any Governmental Authority or non-governmental third party; or

(d) violate any order, writ or injunction, or any material decree, or material Law applicable to such Seller or any of its businesses, properties or assets.

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Section 5.3 Title to TOBC Shares. Each Seller is the sole record and beneficial owner of the TOBC Shares indicated next to his or her name on Schedule 6.4 and has good and marketable title to the TOBC Shares, free and clear of all Encumbrances. Upon Closing, the Purchaser shall be the lawful record and beneficial owner of the TOBC Shares, free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and owned by the Sellers. The TOBC Shares constitute 100% of the issued and outstanding capital stock of the Company on a fully diluted basis, and, upon the Closing, the Purchaser will own 100% of the issued and outstanding capital stock of the Company, free and clear of any Encumbrance. No TOBC Shares are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, proxies, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act or any other Law, and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or any agreement providing any such rights).

Section 5.4 Securities Representations.

(a) Investment Purposes. Each Seller is acquiring the Blue Star Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws. No other Person has a direct or indirect beneficial interest in, and such Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Blue Star Shares or any part thereof that would be in violation of the Securities Act or any state securities or “blue-sky” laws or other applicable Law.

(b) No General Solicitation. Each Seller is not receiving the Blue Star Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or similar gathering, or any solicitation of a subscription by a Person, other than Purchaser personnel, previously known to such Seller.

(c) No Obligation to Register Blue Star Shares. Each Seller understands that the Purchaser is under no obligation to register the Blue Star Shares under the Securities Act, or to assist such Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. Such Seller understands that the Blue Star Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Blue Star Shares will bear a legend stating that the Blue Star Shares have not been registered under the Securities Act or state securities laws and they may not be transferred or resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d) Investment Experience. Each Seller, or such Seller’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement. By reason of the business and financial experience of such Seller or its professional advisor, such Seller can protect its own interests in connection with the transactions described in this Agreement. Such Seller is able to afford the loss of its entire investment in the Blue Star Shares.

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(e) Exemption from Registration. Each Seller acknowledges its understanding that the offering and sale of the Blue Star Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of such Seller made herein, such Seller further represents and warrants to and agrees with the Purchaser as follows:

(i) Such Seller has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Blue Star Shares;

(ii) Such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Blue Star Shares;

(iii) Such Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchaser and all other information to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense; and

(iv) Such Seller has reviewed the documents filed by the Purchaser with the SEC and has also considered the uncertainties and difficulties frequently encountered by companies such as the Purchaser.

(f) No Reliance. Other than as set forth herein, each Seller is not relying upon any other information, representation or warranty by the Purchaser or any officer, director, stockholder, agent or representative of the Purchaser in determining to invest in the Blue Star Shares. Such Seller has consulted, to the extent deemed appropriate by such Seller, with such Seller’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Blue Star Shares and on that basis believes that its investment in the Blue Star Shares is suitable and appropriate for such Seller.

(g) No Governmental Review. Each Seller is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Blue Star Shares or the Purchaser, or (iii) guaranteed or insured any investment in the Blue Star Shares or any investment made by the Purchaser.

Section 5.5 Full Disclosure. No representation or warranty of any Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to a Seller that Materially Adversely affects or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to the Purchaser as follows:

Section 6.1 Organization. The Company is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada. The Company has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

Section 6.2 Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into and deliver this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no other corporate action or corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms.

Section 6.3 Conflicts; Consents and Approvals. Except as set forth on Schedule 6.3, neither the execution and delivery by the Company of this Agreement and the Transaction Documents to be executed and delivered by it in connection with this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) conflict with, or result in a breach of any provision of, the organizational documents of the Company;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the organizational documents of the Company, (ii) any material Contract to which the Company is a party or to which any of its properties or assets may be bound which, if so affected, would either have a Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (iii) any permit, registration, approval, license or other authorization or filing to which the Company is subject or to which any of its properties or assets may be subject;

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(c) require any action, consent or approval of any non-governmental third party, other than as may be provided pursuant to the Contracts listed on Schedule 6.3;

(d) violate any order, writ, or injunction, or any material decree, or material Law applicable to the Company or any of its, business, properties, or assets; or

(e) require any action, consent or approval of, or review by, or registration or filing by the Company with any Governmental Authority, other than as may be indicated on Schedule 6.3.

Section 6.4 Capital Structure. The Company’s authorized capital consists of (a) an unlimited amount of shares of capital stock, without par value, of which 100 shares are issued and outstanding and held of record by the Sellers, with each holder thereof being entitled to cast one vote for each Share held on all matters properly submitted to the shareholders for their vote; and (b) there being no pre-preemptive rights and no cumulative voting. The Company has no shares reserved for issuance pursuant to a stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for, shares of common stock. Except as set forth on Schedule 6.4 all of the issued and outstanding TOBC Shares are duly authorized, validly issued, fully paid and nonassessable and owned by the Sellers as indicated on Schedule 6.4. The TOBC Shares constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company on a fully diluted basis, and, upon the Closing, the Purchaser will own one hundred percent (100%) of the issued and outstanding capital stock of the Company.

No TOBC Shares are subject to preemptive rights or any other similar rights. Except as set forth on Schedule 6.4, there are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, proxies, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act or any other Law, and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or any agreement providing any such rights).

Section 6.5 Intellectual Property.

(a) For the purposes of this Agreement, the following terms have the following definitions:

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“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and applications therefor throughout the world, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Registered Intellectual Property” means all: (i) registered patents and applications for patent registration (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

“Company Intellectual Property” shall mean any Intellectual Property or Registered Intellectual Property that is owned by, or licensed to, the Company.

(b) No Company Intellectual Property or product or service of the Company is subject to any Action or Claim. Except as set forth in the Contracts listed on Schedule 6.5, there is no stipulation restricting in any manner the use, transfer, or licensing thereof by the Company.

(c) Schedule 6.5 is a complete and accurate list of all the Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of the Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration have been filed, including the respective registration or application numbers. Each item of the Company Intellectual Property is valid and subsisting, and to the extent registration of Company Intellectual Property has been sought, all necessary registration, maintenance and renewal fees currently due in connection with such Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Canada, the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Intellectual Property.

(d) Except as set forth on Schedule 6.5, the Company owns and has good and exclusive title to or has license (sufficient for the conduct of its business as currently conducted) to, each item of the Company Intellectual Property free and clear of any Encumbrances (excluding licenses and related restrictions).

(e) Schedule 6.5 lists all Contracts to which the Company is a party (i) with respect to the Company Intellectual Property licensed or transferred to any Person, or (ii) pursuant to which a Person has licensed or transferred any Intellectual Property to the Company.

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(f) The Contracts relating to the Company Registered Intellectual Property listed on Schedule 6.5 are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such Contracts. The Company is in compliance with and has not breached any term of such Contracts and, to the knowledge of the Company, all other parties to such Contracts are in compliance with, and have not breached any term of, such Contracts. Following the Closing, the Company will be permitted to exercise all the rights under such Contracts to the same extent the Company would have been able to have had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments.

(g) The Company possesses all the Intellectual Property rights necessary to effectuate its business and operations as currently conducted. The Company has not infringed or misappropriated any Intellectual Property of any third party or engaged in unfair competition or any unlawful trade practice. The Company has not received notice from any third party that the operation of its business, or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. No Person has infringed or misappropriated or is infringing or misappropriating any of the Company Intellectual Property.

(h) The Company has taken all reasonable steps to protect the rights of the Company in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company.

Section 6.6 Tax Matters.

(a) The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets. As of the time of filing, all such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the Company and any other information required to be shown thereon. An extension of time within which to file any such Tax Return that has not been filed has not been requested or granted. Schedule 6.6 lists all state, provincial, local and foreign jurisdictions in which the Company has previously filed or currently files Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which the Company has been or is required to file Tax Returns. There is no audit, Action, Claim or any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Company in respect of any Tax.

(b) With respect to all amounts in respect of Taxes imposed on the Company or for which they are or could be reasonably liable, whether to Governmental Authorities (as, for example, under Law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods since its inception through the Closing, (i) all applicable tax laws and agreements have been complied with in all material respects, (ii) all such amounts required to be paid by the Company to Governmental Authorities or others on or before the date hereof have been paid and (iii) reserves have been established for the payment of all Taxes not yet due and payable, which reserves are reflected in the Financial Statements (described below) and are adequate and in accordance with the past custom and practice of the Company.

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(c) As of the date hereof, the Company has not requested, executed or filed with any Governmental Authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Company could be liable and which still is in effect. There exists no tax assessment, proposed or otherwise, against the Company nor any Encumbrance for Taxes against any assets or property of the Company.

(d) All Taxes that the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authorities or other Person.

(e) The Company is not a party to, bound by, or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

(f) There is no Claim, audit, Action, proceeding or investigation with respect to Taxes due or claimed to be due from the Company or of any Tax Return filed or required to be filed by the Company pending or threatened against or with respect to the Company.

Section 6.7 Financial Statements.

(a) The financial statements of the Company as of and for each of the years ended November 30, 2018, November 30, 2019 and November 30, 2020 (collectively, the “Financial Statements”): (i) were prepared in all material respects in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended, (iii) are true and accurate in all material respects and (iv) were prepared on a management basis consistently applied.

(b) The Company does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the balance sheet of the Company as of November 30, 2020 (the “Recent Balance Sheet”). The reserves reflected in the Recent Balance Sheet are adequate, appropriate and reasonable, and the reserves reflected in the Recent Balance Sheet were prepared consistently with the Company’s prior years’ Balance Sheets.

Section 6.8 Properties and Assets. Schedule 6.8 lists all properties and assets of the Company, including furniture and fixtures and inventory, indicating which properties and assets are owned and which ones are subject to lease agreements. The Company has good and marketable title to all of its properties and assets, real and personal, free and clear of all Encumbrances. All equipment used by the Company is in good operating condition and repair and is adequate for the uses to which it is being put.

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Section 6.9 Compliance with Law. The Company and each of the officers, managers, shareholders, directors, Affiliates, employees and agents has complied in all respects with all Laws applicable to the Company and its operations. Neither the Company nor any of its officers, managers, shareholders, directors, Affiliates, employees, or agents has received any notice from any Governmental Authority that the Company has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or threatened.

Section 6.10 Litigation. Except as set forth on Schedule 6.10, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any Seller, or any officer, manager, shareholder, director, Affiliate, employee or agent thereof in each case that (a) relates to the Company, its assets or its business, or (b) as of the date hereof, seeks, or could reasonably be expected, to prohibit or restrain the ability of the Company to enter into this Agreement or to timely consummate any of the transactions contemplated hereby, and there is no reasonable basis for any such Action. There are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against the Company.

Section 6.11 Contracts. Schedule 6.11 contains a complete list, as of the date hereof, of all Contracts to which the Company is, or will be at Closing, a party or bound, or that otherwise relate to its business or assets. The Company has made available to the Purchaser or its representatives correct and complete copies of all such Contracts with all amendments thereof. Except as set forth on Schedule 6.11, each such Contract is, and will at Closing be, valid, binding, and enforceable against the Company and the other parties thereto in accordance with its terms, and is, and will at Closing be, in full force and effect. The Company is not in default under or in breach of or is, or as of the Closing will be, otherwise delinquent in performance under any such Contract, and Except as set forth on Schedule 6.11, no event has occurred, or will as of the Closing occur, that, with notice or lapse of time, or both, would constitute such a default. Each of the other parties thereto has performed in all respects all of the obligations required to be performed by it under, and is not in default under, any such Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. There are no disputes pending or threatened with respect to any such Contracts. Neither the Company nor any other party to any such Contract has exercised any option granted to it to terminate or shorten or extend the term of such Contract, and the Company has not given notice or received notice to such effect. All of such Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby.

Section 6.12 Labor and Employment Matters.

(a) There are no collective bargaining agreements, union contracts or similar agreements or arrangements in effect that cover any Employee or Former Employee (each, a “Collective Bargaining Agreement”). With respect to any Employee, (i) there is no labor strike, dispute, slowdown, lockout or stoppage pending or threatened against the Company or with respect to any Employees, and the Company has not experienced any labor strike, dispute, slowdown, lockout or stoppage; and (ii) there is no grievance or arbitration arising out of any Collective Bargaining Agreement or other grievance procedure. Except those Company employment tax liabilities to be adjusted pursuant to section 2.6, the Company will have no employment tax liabilities at the Closing Date.

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(b) The Company is in compliance in all material respects with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

(c) Schedule 6.12 lists the name of each Employee. Except as set forth on Schedule 6.12, the Company does not have any Employee Benefit Plan.

Section 6.13 Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as it will be conducted through to the Closing (collectively, the “Permits”). All such Permits are listed on Schedule 6.13. There is no Action pending or, to the knowledge of the Company, threatened regarding any of the Permits, and each such Permit is in full force and effect. The Company is not in conflict with, or in material default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Permits.

Section 6.14 Environmental Matters. There are no past or present violations of Environmental Laws (as defined below) by the Company, releases of any material into the environment by the Company, actions, activities, circumstances, conditions, events, incidents, or contractual obligations of the Company which may give rise to any liability of the Company, and the Company has not received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing. The term “Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Other than those that are or were stored, used or disposed of in compliance with applicable Law, no Hazardous Materials are contained by the Company on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released by the Company on or about any real property previously owned, leased or used by the Company. There are no underground storage tanks on or under any real property owned, leased or used by the Company.

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Section 6.15 Affiliated Transactions. Other than as set forth on Schedule 6.15, no Affiliate or family member has directly or indirectly (i) borrowed or been advanced funds from or loaned funds to the Company, (ii) is a party to a Contract with the Company, or (iii) engaged in any transaction with the Company.

Section 6.16 Ordinary Course. Since the date of the Recent Balance Sheet, the Company’s business has been conducted only in the ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, the Company has not since the Recent Balance Sheet: (i) suffered any adverse change in its financial condition, the business or operations or in the Company, or (ii) sold, transferred, or otherwise disposed of any material portion of its properties or assets.

Section 6.17 Significant Customers. Schedule 6.17 sets forth a list of the Company’s customer’s accounting for 5% or more of the Company’s gross revenues in the Company’s last fiscal year. As of the date hereof, the Company has not received notice from any customer that such customer may materially reduce the amount of business done with the Company below the level of business done with the Company in the last twelve months.

Section 6.18 Debts and Guaranties. Except as set forth on Schedule 6.18, the Company had no debts, liabilities, obligations, direct, indirect, absolute or contingent, whether accrued, vested or otherwise, whether known or unknown. In addition, the Company is not directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, or (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

Section 6.19 Insurance. Schedule 6.19 lists the type and amount of insurance maintained by the Company with respect to its properties, assets and employees. Such policies are in full force and effect. All premiums for such insurance coverage required to be paid to date have been paid in full. At no time has the Company been denied insurance or indemnity bond coverage for which it has applied, made any material reduction in the scope or amount of its insurance coverage, or received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount disproportionate to the amount of increases with respect thereto in prior years unless such increase was consistent with a general increase in insurance for Persons with similar risk. No insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Company or given any notice of its intention to cancel, not renew or reduce any such coverage.

Section 6.20 Bank Accounts. Schedule 6.20 sets forth the name and address of each bank in which the Company has an account or safe deposit box, the account numbers and the names of all Persons with access thereto and the names of all Persons holding powers of attorney from the Company and the terms thereof.

Section 6.21 Officers and Directors. Schedule 6.21 lists all of the incumbent officers and directors of the Company.

Section 6.22 No Brokers or Finders. The Company has not, nor have any of its Affiliates, employed any broker or finder or incurred any Liability for any brokerage or finder’s fee or commissions or similar payment in connection with the Transaction contemplated herein, and no Person has or will have any right, interest or valid claim against or upon the Company or its Affiliates for any such fee or commission.

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Section 6.23 Full Disclosure. No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company that would have a Material Adverse Effect or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS AND COVENANTS

Section 7.1 Access and Information. Prior to the Closing, the Purchaser, on one hand, and the Company, on the other hand, shall permit representatives of the other to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Company Intellectual Property, technology, technical support, Contracts, commitments, reports of examination and documents of or pertaining to, as may be necessary to permit the other to, at its sole expense, make, or cause to be made, such investigations thereof as the other reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and the Purchaser and the Company shall reasonably cooperate with any such investigations. No investigation by a Party or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by a Party pursuant to this Section 7.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement nor shall the conduct or completion of any such investigation be a condition to any of such Party’s obligations under this Agreement.

Section 7.2 Confidentiality. Each of the Parties hereto shall use their best efforts and cause their respective Affiliates, officers, directors, employees, consultants, advisors and agents to use their respective best efforts to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Parties, all confidential information of the Purchaser or the Company, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except to their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement. If the Closing does not occur, (a) such confidence shall be maintained by the Parties, and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other written materials based upon the materials provided.

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Section 7.3 Conduct of Business. From and after the date hereof until the Closing, except as otherwise expressly contemplated by this Agreement, or as consented to in writing by the Purchaser, the Company shall:

(a) use best efforts to preserve its business, operations, physical facilities, working conditions and its business relationships with customers, suppliers, licensors, licensees, contractors, distributors and other persons with whom it has significant business relations;

(b) not take any action that would cause a breach of the representations and warranties contained herein;

(c) not amend its Articles of Incorporation or Bylaws, or other charter documents;

(d) not split, combine or reclassify any of its shares, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its equity interests, make any other actual or constructive distribution in respect of its interests or otherwise make any payments to holders in their capacity as such, or redeem or otherwise acquire any of its securities or any other securities;

(e) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

(f) not create or form any Subsidiary;

(g) other than in the ordinary course of its business, not (i) incur or assume any Liability in excess of $10,000, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iii) make any loans, advances or capital contributions to or investments in any other Person, or (iv) pledge or otherwise Encumber its shares;

(h) not acquire, sell, lease, license, transfer or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $10,000 in the aggregate or that are otherwise material to it other than in the ordinary course of business;

(i) not (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other entity or division thereof or any equity interest therein, (ii) amend, modify, waive or terminate any right under any material contract in any material way, or (3) authorize any new capital expenditure or expenditures that individually is in excess of $5,000 or in the aggregate are in excess of $10,000;

(j) not enter into any Contract other than in the ordinary course of its business;

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(k) Except as set forth on Schedule 6.5, issue, promise or contract to issue any securities or instruments convertible into securities; or

(l) other than in the ordinary course of its business, not make any change with respect to the compensation or benefits of any officer, director or Employee or Former Employee.

Section 7.4 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party hereto shall use all reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article VIII hereof and to consummate the transactions contemplated hereby.

Section 7.5 Notification by the Company and Sellers. The Company and the Sellers shall use their respective best efforts to as promptly as practicable inform the other Parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such Party in this Agreement ceases to be accurate and complete in any respect, it becomes aware of any fact or condition that constitutes a breach of any covenant of such Party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

Section 7.6 Financial Reporting. If required by the Purchaser, the Company and the Sellers shall cooperate with the Purchaser and MaloneBailey, LLP, the Purchaser’s independent auditor, to prepare and deliver after the Signing Date audited financial statements in compliance with the GAAP for the years ended December 31, 2020 and 2019, and, after the completion of Closing financial Statements pursuant to section 2.6(b), additional financial statements for the interim period through the Closing Date (the “Audit”), and any other information as required for the Purchaser’s filings in connection with the transactions contemplated by this Agreement under the Exchange Act. The Purchaser shall be responsible for the cost of this Audit.

Section 7.7 Employment Agreements. At the effective time of the Closing, Ben Atkinson shall enter into an Employment Agreement with the Purchaser and/or the Company (the “Atkinson Employment Agreement”), dated as of the date of the Closing, to be negotiated between Ben Atkinson and the Purchaser.

Section 7.8 Non-Competition Agreements. As an inducement to the Purchaser to enter into this Agreement, and as additional consideration for the consideration to be paid to the Sellers hereunder, at the effective time of the Closing, each of Steve Atkinson and Janet Atkinson will enter into a Non-Competition Agreement with the Purchaser and/or the Company (each, a “Non-Competition Agreements” and, collectively, the “Non-Competition Agreements”), pursuant to which they will agree to not engage, directly or indirectly, either as proprietor, stockholder, partner, officer, employee or otherwise, in the same or similar activities as those of the Company for a period of four (4) years.

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Section 7.9 Leak-Out. All of the Blue Star Shares received by the Sellers shall be subject to a leak-out provision (the “Leak-Out Provision”) commencing on the date of issuance, as follows:

(a) Up to twenty-five percent (25%) may be sold after a holding period of twelve (12) months after the date of issuance;

(b) Up to fifty percent (50%) may be sold after a holding period of eighteen (18) months after the date of issuance;

(c) Up to seventy-five (75%) of the shares may be sold after a holding period of twenty-four (24) months after the date of issuance; and

(d) Up to 100% of the shares may be sold after a holding period of thirty (30) months after the date of issuance.

Notwithstanding the foregoing, the Leak-Out Provision may be waived by the Purchaser, upon written request by a Seller, if the Purchaser is trading on either the NYSE American or Nasdaq, and has a rolling 30-day average trading volume of 50,000 shares per day; provided, however, that (i) only up to five percent (5%) of the previous days total volume can be sold in one day by a Seller; and ii) the Seller can only sell through executing trades “On the Offer.”

Section 7.9A Transfer to Affiliates. Notwithstanding Section 7.9 hereof, and subject to applicable securities laws, the Sellers may transfer the Blue Star Shares received, or any part thereof, to a trust to which the Sellers are some or all of the beneficiaries and provided that the trustee(s) of the trust will agree to be bound by the Leak-Out provision at Section 7.9.

Section 7.10 Board Composition. Effective as of the Closing, the board of directors of the Company shall consist of Steve Atkinson and John Keeler.

Section 7.11 Due Diligence. The Company and Sellers will permit the Purchaser access to its properties, operating and financial data, records, agreements, and other relevant information for the purposes of conducting its due diligence review (“Due Diligence Review”). The Company and Sellers will also make the due diligence materials available to the Purchaser, members of the Purchaser’s management team, accountants, attorneys, partners, and consultants, financing sources and all other relevant representatives, to the extent reasonably requested by the Purchaser.

Section 7.12. Assumption of Liabilities. The Company has certain liabilities (the “TOBC Liabilities”), which are personally guaranteed by the Sellers, as set forth on Schedule 7.12 hereto. The Purchaser shall deal directly with Company creditors for the TOBC Liabilities in order for to fully release the Sellers from such personal guarantees and personal security at Closing.

Section 7.13 National Research Council Canada. The parties acknowledge that the Company received funding from the National Research of Canada (“NRC”) pursuant to contribution agreements (as set forth in Schedule 6.11) and that such agreements have a ‘Benefit to Canada’ requirement whereby the Company will commercially exploit the project with the intent of creating economic and social benefits in Canada. Each of the parties hereto shall use their commercially reasonable efforts to provide such assurances to the NRC in order to satisfy the NRC that the operations of the Company after the Closing continues to meet this ‘Benefit to Canada’ threshold.

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ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to the Company’s and Sellers’ Obligations to Close. All obligations of the Company and the Sellers to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a) All representations and warranties of the Purchaser contained in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and the Purchaser and shall have delivered to the Company and the Sellers a certificate, signed by them, to such effect;

(b) The Purchaser shall have performed in all material respects each obligation and agreement to be performed by it, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing, and the Purchaser shall have delivered to the Company and the Sellers a certificate, signed by them, to such effect;

(c) Prior to or at the Closing, the Purchaser shall have delivered to the Sellers the items to be delivered pursuant to Section 2.4;

(d) The Purchaser shall have provided to the Company a certificate of good standing from the Secretary of State of Delaware;

(e) The Purchaser shall have provided the Sellers proof of release of the personal guarantees and personal security given by the Sellers with respect to the TOBC Liabilities as set forth on Schedule 7.12, in form and substance satisfactory to the Sellers; and

(f) Ben Atkinson and the Purchaser will have come to an agreement on the terms of the Atkinson Employment Agreement, pursuant to Section 7.7.

Section 8.2 Conditions to the Purchaser’s Obligations to Close. All obligations of the Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment or waiver prior to or at the Closing of each of the following conditions:

(a) All representations and warranties of the Company and the Sellers contained in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and the Company and the Sellers shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

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(b) The Company and the Sellers shall have performed in all respects each obligation and agreement to be performed by it or them, and shall have complied in all respects with each covenant required by this Agreement to be performed or complied with by it or them at or prior to the Closing, and the Company and the Sellers shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

(c) Prior to or at the Closing, the Company and the Sellers shall have delivered to the Purchaser the items to be delivered pursuant to Section 2.5;

(d) The Company and the Sellers shall have provided to the Purchaser financial statements and other information required under the rules of the SEC for purposes of inclusion in the Purchaser’s filing of a Current Report on Form 8-K disclosing the consummation of the Transaction; and

(e) The Purchaser shall have completed the Due Diligence Review to its satisfaction.

ARTICLE IX

INDEMNIFICATION; SURVIVAL

Section 9.1 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, the Sellers and its and their Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Company Indemnified Parties”), and shall reimburse the Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”), arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Purchaser in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, or (b) any failure by the Purchaser to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement to be performed by or complied with by or on behalf of the Purchaser.

Section 9.2 Indemnification by the Sellers. The Sellers, severally and jointly, shall indemnify and hold harmless the Purchaser, and its Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Purchaser Indemnified Parties”), and shall reimburse the Purchaser Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Sellers in this Agreement or in any certificate or document delivered by or on behalf of the Sellers pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by the Sellers to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Sellers pursuant to this Agreement to be performed by or complied with by or on behalf of the Sellers.

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Section 9.3 Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser, and its Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Purchaser Indemnified Parties”), and shall reimburse the Purchaser Indemnified Parties for, any Damages arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of the Company in this Agreement or in any certificate or document delivered by or on behalf of the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Company pursuant to this Agreement to be performed by or complied with by or on behalf of the Company.

Section 9.4 Survival; Limitations. All representations, warranties, covenants and agreements of the Parties hereto contained herein shall survive the Closing. The obligations of the Parties hereto pursuant to the Indemnification contained in this Article IX shall expire (a) as to non-Tax related Damages eighteen (18) months from the Closing Date (the “Non-Tax Indemnification Period”) and (b) as to Tax-related Damages upon the final resolution by the appropriate tax authorities of the Tax liabilities of the Company through the Closing Date or the expiration of the applicable statute of limitations (as tolled by any waiver or extension thereof).

ARTICLE X
TERMINATION PRIOR TO CLOSING

10.1 Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

10.2 Termination by Operation of Law. This Agreement may be terminated by any Party hereto prior to the Closing if there shall be any statute, rule or regulation that renders consummation of the Transaction contemplated by this Agreement illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

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10.3 Termination if Transaction not Completed within Ninety (90) days. This Agreement may be terminated by any Party if the Closing does not occur within ninety (90) days of the date of this Agreement; provided, however, that the ninety (90) day period may be extended for up to two (2) additional thirty (30) day periods upon mutual written consent of the Parties.

10.3A Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing:

(a) by the Purchaser if: (i) any of the conditions set forth in Section 8.2 hereof have not been fulfilled in all material respects by the Closing Date by the Company or Sellers; (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Purchaser (to the extent such breach is curable), or (iii) as otherwise set forth herein; or

(b) by the Company or Sellers if: (i) any of the conditions set forth in Section 8.1 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Purchaser shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company or Sellers (to the extent such breach is curable), or (iii) as otherwise set forth herein.

10.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

10.5 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Transaction, or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Transaction, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

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ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(1)	If to Purchaser:

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

Attn: John Keeler

Copy to:

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Attn: Eric Mendelson

(2)	If to the Sellers or the Company:

Taste of BC Aquafarms Inc.

2930 Jameson Road

Nanaimo, British Columbia

CanadaV9R 6W8

Attn: Steve Atkinson

Copy to:

Ramsay Lampman Rhodes

Barristers and Solicitors

3290 Third Avenue

Port Alberni, BC V9Y 4E1

Attn: Thomas Senecal

Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 11.2 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the Province of British Columbia, without giving effect to principles of conflicts of law.

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Section 11.3 Jurisdiction. The Parties hereto hereby irrevocably consent to the in personam jurisdiction in the Supreme Court of British Columbia or such other British Columbia Court with appropriate jurisdiction in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The Parties hereto hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. If any Party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing Party in such proceeding shall be reimbursed by the other Party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

Section 11.4 Entire Agreement. This Agreement and such other agreements related to this transaction executed simultaneously herewith set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the Parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the Parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

Section 11.5 Assignment. Each Party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other Parties’ prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

Section 11.6 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all the Parties hereto.

Section 11.7 Waivers. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

Section 11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and by facsimile, e-mail or other means of electronic transmission each of which shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 11.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.10 Interpretation. The Parties hereto agree that this Agreement shall be deemed to have been jointly and equally drafted by them and that the provisions of this Agreement therefore shall not be construed against a Party or Parties on the ground that such Party or Parties drafted or was more responsible for the drafting of any such provision(s). The Parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its, his or her own choosing.

Section 11.11 Expenses. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the contemplated Transaction.

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IN WITNESS WHEREOF, the Parties have duly executed this Stock Purchase Agreement as of the date first above written.

BLUE STAR FOOD CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Chief Executive Officer

TASTE OF BC AQUAFARMS INC.

		By:	/s/ Steve Atkinson
		Name:	Steve Atkinson
		Title:	Director

SELLERS:

/s/ Steve Atkinson
Steve Atkinson

/s/ Janet Atkinson
Janet Atkinson

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